Exhibit 3.1

Delaware The First State Page 1 6415756 8100 Authentication: 204308009 SR# 20213369504 Date: 10-01-21 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CANNASSIST INTERNATIONAL CORPORATION”, CHANGING ITS NAME FROM "CANNASSIST INTERNATIONAL CORPORATION" TO "ELECTRONIC SERVITOR PUBLICATION NETWORK, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2021, AT 6:53 O`CLOCK P.M. State of Delaware Secretary of State Division of Corporations Delivered 06:53 PM 09/28/2021 FILED 06:53 PM 09/28/2021 SR 20213369504 - FileNumber 6415756 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CANNASSIST INTERNATIONAL CORPORATION The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify: FIRST: That the Board of Directors of CannAssist International Corporation adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the amendment to the Corporation's certificate of incorporation be, and hereby is approved, to change the name of the Corporation such that Article One to the Certificate of lncorporation shall be amended to read as follows: Inc." "ARTICLE ONE NAME The name of the Corporation is Electronic Servitor Publication Network, SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of September, 2021. By: Isl Mark Palumbo Mark Palumbo, Chief Executive Officer